Exhibit 10.3
FORM OF AMENDMENT TO
INDEMNIFICATION AGREEMENT
          This AMENDMENT to the Indemnification Agreement (the “Agreement”) entered into as of February 25, 2011, by and between [__________] (the “Executive”) and THE ST. JOE COMPANY, a Florida corporation (the “Company”), shall be effective February 25, 2011.
          WHEREAS, the Company and the Executive previously entered into the Agreement in order for the Company to provide for the indemnification and the advancing of expenses to the Executive as set forth in the Agreement;
          WHEREAS, the Company and the Executive have the power to further amend the Agreement and now wish to do so;
          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Executive and the Company, intending to be legally bound, hereby amend the Agreement as follows:
1.	Section 8 of the Agreement is hereby amended and restated in its entirety as follows:
“8. Liability Insurance.
     The Company shall, while the Indemnified Party is employed or otherwise provides services to the Company as an officer or director of the Company and for a period of at least six (6) years thereafter, maintain an insurance policy or policies providing directors’ and officers’ liability insurance meeting the requirements established by the Board from time to time. Indemnified Party shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company, whether or not the Company would have the power to indemnify Indemnified Party against such liability under the provisions of this Agreement or applicable law. Notwithstanding anything in this Agreement to the contrary, any such coverage provided hereunder to the Indemnified Party following the date on which the Indemnified Party ceases to be an officer or director of the Company shall be no less favorable to the Indemnified Party in any respect than (x) the coverage then provided to other officers and directors of the Company (as such coverage may be amended from time to time for such officers and directors) and (y) the coverage as in effect on March 1, 2011.”
2.	The Agreement, as amended hereby, shall remain in full force and effect.
[Signature page follows]

          IN WITNESS WHEREOF, the Indemnified Party and the Company have executed and delivered this Amendment on the date(s) set forth below, but effective as of the date set forth above.

THE ST. JOE COMPANY

Date: February 26, 2011	By:
Rusty Bozman
Senior Vice President, Corporate Development

INDEMNIFIED PARTY

Date: February , 2011

[Name]
[Title]